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                                                                EXHIBIT 23(b)


                        INDEPENDENT AUDITORS' CONSENT

The Trustees and Shareholders
East Group Properties:

We consent to the use of our audit report dated March 17, 1994, relating to the consolidated balance sheets of EastGroup Properties and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, incorporated herein by reference on Form S-4 of The Parkway Company, and to the reference to our firm under the heading "Experts" in the prospectus.



                                        /s/ KPMG PEAT MARWICK LLP
                                        ------------------------------
                                        KPMG PEAT MARWICK LLP


Jackson, Mississippi
March 7, 1995

158003